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                                                           EXHIBIT 21


                      NAVISTAR INTERNATIONAL CORPORATION
                        AND CONSOLIDATED SUBSIDIARIES
                      ----------------------------------
                        SUBSIDIARIES OF THE REGISTRANT
                            AS OF OCTOBER 31, 1997


                                                        STATE OR
                                                       COUNTRY IN
                                                         WHICH
                                                       SUBSIDIARY
                                                       ORGANIZED
                                                       ----------
Subsidiary included in the financial
  statements, which is 100% owned:
    Navistar International Transportation Corp.         Delaware


Subsidiaries that are 100% owned by Navistar
  International Transportation Corp.:
    Navistar International Corporation Canada            Canada
    Navistar Financial Corporation                      Delaware


     Subsidiaries and corporate joint ventures not shown by name in the above listing, if considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary.









































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